           NEW BRUNSWICK                        NOUVEAU-BRUNSWICK
     BUSINESS CORPORATIONS ACT       LOI SUR LES CORPORATIONS COMMERCIALES
              FORM 3                                FORMULE 3
       ARTICLES OF AMENDMENT                STATUTS DE MODIFICATION
         (SECTION 26, 116)                      (ARTICLE 26, 116)
_______________________________________________________________________________
      1-Name of Corporation -        2-Corporation No.-Numero de la corporation
 Raison sociale de la corporation
COEUR D'ALENE CANADIAN ACQUISITION
           CORPORATION

                                                    613417
_______________________________________________________________________________
3-The articles of the above-         Les statuts de la corporation
  mentioned corporation are          mentionnee ici sont modifies comme suit:
  amended as follows:

THE ARTICLES ARE AMENDED AS SET OUT IN THE ATTACHED SCHEDULE "A"












_______________________________________________________________________________
Date                      Signature                   Description of Office -
                                                      Description du bureau

August 12, 2004     /     Dennis T. Wheeler     /          President
_______________________________________________________________________________
 FOR DEPARTMENTAL USE ONLY                    Filed-Depose
 RESERVE AU SEUL USAGE DU MINISTERE

                                              _________________________________

45-5031 (6/01)

                 COEUR D'ALENE CANADIAN ACQUISITION CORPORATION
                    (herein referred to as the "Corporation")


           THIS IS SCHEDULE "A" TO THE FOREGOING FORM 3 UNDER THE NEW
                       BRUNSWICK BUSINESS CORPORATIONS ACT


The Articles of the Corporation are amended as follows:

1. Section 3 of Form 1 is deleted in its entirety and the following substituted therefore "None",

2.    Section 4 of Schedule B to Form 1 is deleted in its entirety,

3.    The authorized capital of the Corporation is increased by the creation of
      (i) an unlimited number of exchangeable shares without par value ("Exchangeable Shares") and an unlimited number of special shares without par value ("Special Shares") so that the Corporation is authorized to issue an unlimited number of Exchangeable Shares, an unlimited number of Special Shares, an unlimited number of common shares without par value ("Common Shares") and an unlimited number of Class A preference shares without par value issuable in series ("Class A Preference Shares") having the rights, privileges, restrictions and conditions set out in Appendix A Attached.

                                   APPENDIX A

1.    COMMON SHARES

The Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions, namely:

      (a) The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Corporation and to attend and vote thereat except those meetings where only holders of a specified class or particular series of shares are entitled to vote and each holder thereof shall be entitled to One (1) vote per share in person or by proxy.

      (b) Subject to the rights, privileges, restrictions and conditions attaching to any other shares of the Corporation, the holders of the Common Shares are entitled to receive any dividend declared and paid by the Corporation.

      (c) Subject to the rights, privileges, restrictions and conditions attaching to any other shares of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, the holders of the Common Shares are entitled to receive the remaining property of the Corporation after payment of all of the Corporation's liabilities.

      (d) The rights, privileges, restrictions and conditions attaching to the Common shares as a class may be added to, changed or removed but only with the approval of the holders of the Common shares given as hereinafter specified.



2.    CLASS A PREFERENCE SHARES

The Class A Preference Shares, as a class, shall carry and be subject to the following rights, privileges, restrictions and conditions, namely:

      (a) The board of directors of the Corporation may issue the Class A Preference Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the shares of such series including, without limitation, the rate or rates, amount or method or methods of calculation of dividends thereon, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any), and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the (as the same may from time to time be amended, reenacted or replaced) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

      (b) No rights, privileges, restrictions or conditions attached to a series of Class A Preference Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Class A Preference Shares then outstanding. The Class A Preference Shares shall be entitled to priority over the Common Shares and over any other shares of the Corporation ranking junior to the Class A Preference Shares with respect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of Class A Preference Shares are not paid in full, the Class A Preference Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided however, that in the event of there being insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the Class A Preference Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Class A Preference Shares of any series may also be given such other preferences, not inconsistent with subparagraphs
            (a) to (d) hereof, over the Common Shares and over any other shares ranking junior to the Class A Preference Shares as may be determined in the case of such series of Class A Preference Shares.

      (c) Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Class A Preference Shares, the holders of the Class A Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

      (d) The rights, privileges, restrictions and conditions attaching to the Class A Preference Shares as a class may be added to, changed or removed but only with the approval of the holders of the Class A Preference Shares given as hereinafter specified.

      (e) The approval of the holders of Class A Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Preference Shares as a class or to any other matter requiring the consent of the holders of the Class A Preference Shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval shall be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of Class A Preference Shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Business Corporations Act (as the same from time to time amended, reenacted or replaced) and prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of Class A Preference Shares as a class, each holder entitled to vote thereat shall have one vote in respect of each One Dollar ($1.00) of the issue price of each Class A Preference Share held by him. One or more shareholders entitled to vote at the meeting holding or representing, in total, at least one-third of the issued preference shares shall constitute a quorum for any meeting of the holders of the Class A Preference Shares to consider any variation in the rights privileges, restrictions or conditions attaching to the Class A Preference Shares in accordance with this paragraph 1(d).

3.    SPECIAL SHARES

The Special Shares shall carry and be subject to the following rights, privileges, restrictions and conditions, namely:

      (a) NON-VOTING. Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the Special Shares shall not as such be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

      (b) DIVIDENDS. The holders of the Special Shares shall in each fiscal year of the Corporation in the discretion of the directors, but always in preference and priority to any payment of dividends on the Common Shares or any other class of shares ranking junior to the Special Shares, for such fiscal year be entitled to non-cumulative dividends in such amount, if any, as may be fixed by the directors for that fiscal year provided however that the amount of such dividends in any particular fiscal year shall be fixed by the directors within 90 days following the commencement of such fiscal year and if no amount shall be so fixed or if the directors resolve not to fix any dividends on the Special Shares, no dividend shall be payable on the Special Shares in that fiscal year; if in any fiscal year, after providing for the full dividend, if any, so fixed on the Special Shares, there shall remain any profits or surplus available for dividends, such profits or surplus, or any part thereof, may, in the discretion of the directors, be applied to dividends on the Common Shares or any other class of shares ranking junior to the Special Shares; the holders of the Special Shares shall not be entitled to any dividends other than or in excess of the non-cumulative dividends in the amount hereinbefore provided for.

      (c) LIQUIDATION, ETC. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Special Shares shall be entitled to receive for each Special Share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the Common Shares or to any other shares ranking junior to the Special Shares, an amount equal to the Special Share Redemption Amount, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation. The Special Shares shall rank equally with the Exchangeable Shares with respect to the distribution of property or assets upon the liquidation, dissolution or winding-up of the Corporation and if any amounts payable upon the liquidation, dissolution or winding-up are not paid in full, the Special Shares and the Exchangeable Shares shall participate rateably in respect of such amounts in accordance with the sums that would be payable if all sums so payable were paid in full.

      (d) REDEMPTION BY HOLDER. In the event that both (i) the common shares of Coeur d'Alene Mines Corporation and (ii) the Exchangeable Shares of the Corporation are no longer listed for trading on a stock exchange in Canada, a holder of Special Shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the Special Shares registered in the name of such holder by tendering to the Corporation at its registered office the share certificate(s) representing the Special Shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying the number of Special Shares which the registered holder desires to have redeemed by the Corporation and the business day (in this paragraph referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Special Shares. Upon receipt of the share certificate(s) representing the Special Shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on, or at its option, before, the Redemption Date redeem such Special shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the Special Share Redemption Amount in respect thereof; such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said Special Shares shall be deemed to be redeemed on the date of payment of the Special Share Redemption Amount and from and after such date such Special Shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of Special Shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem Special Shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such Special Shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem the maximum number of such Special Shares (rounded to the next lower number) to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all of the Special Shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

      (e) SPECIAL SHARE REDEMPTION AMOUNT. For the purposes of the foregoing paragraph (d), the "Special Share Redemption Amount" of each Special Share shall be One Canadian Dollar (Cdn$1.00) plus all declared and unpaid dividends thereon.

      (f) AUTOMATIC CONVERSION. Effective 12:00 noon (Atlantic time) on the day immediately following the day of issuance of the Special Shares (the "Effective Time"), all of the issued and outstanding Special Shares shall automatically convert into Exchangeable Shares in the capital of the Corporation on the basis of one Exchangeable Share for each Special Share converted. The holders of the Special Shares so converted will not be entitled to any adjustment of dividends on such Special Shares or the Exchangeable Shares issuable on conversion. The conversion of the Special Shares shall be deemed to take effect immediately upon the Effective Time without the requirement of any notice to the holders of the Special Shares so converted and thereafter any certificate or certificates representing the Special Shares so converted shall be deemed to evidence the Exchangeable Shares into which such Special Shares were converted and upon request by the Corporation shall forthwith be returned to the Corporation at the Corporation's principal address following which the Corporation shall issue a certificate for Exchangeable Shares.

      (g) CANCELLATION OF AUTHORIZED SHARES. Upon the conversion of all of the issued and outstanding Special Shares in accordance with paragraph
            (f), all authorized Special Shares, whether issued or unissued, shall be cancelled and no further Special Shares shall be issued by the Corporation.

      (h)   NO CHANGE. No change to any of the provisions of paragraphs (a) to
            (g) or of this paragraph (h) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the Special Shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the Special Shares, in addition to any other approval required by the Act.

4.    EXCHANGEABLE SHARES

The Exchangeable Shares shall carry and be subject to the rights, privileges, restrictions and conditions set out in Appendix A.1.

                                                                    EXHIBIT


                                  APPENDIX A.1

EXCHANGEABLE SHARES

      The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares are as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1   DEFINITIONS

      For the purposes of these share provisions, unless something in the subject matter or context is inconsistent therewith:

      "BOARD OF DIRECTORS" means the board of directors of the Corporation.

      "BUSINESS DAY" means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banks are not open for business in Toronto, Ontario or New York, New York under applicable law.

      "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date the product obtained by multiplying:

      (a)   the Foreign Currency Amount; by

      (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

      "COEUR" means Coeur d'Alene Mines Corporation, a company existing under the laws of Idaho, and any successor corporation or successor registrant under the Securities Act of 1933.

      "COEUR CALL NOTICE" has the meaning ascribed thereto in Section 6.2(2).

      "COEUR COMMON STOCK" means the shares of common stock of Coeur, par value US$1.00 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not Coeur shall be the issuer of such securities) or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction affecting, such shares.

      "COEUR DIVIDEND DECLARATION DATE" means the date on which the board of directors of Coeur declares any dividend or other distribution on the shares of Coeur Common Stock.

      "COEUR ULC" means Coeur d'Alene Acquisition ULC, a wholly-owned subsidiary of Coeur, existing under the laws of Nova Scotia.

      "COMMON SHARES" means the common shares in the capital of the Corporation.

      "CURRENT MARKET PRICE" means, in respect of a share of Coeur Common Stock on any date, the Canadian Dollar Equivalent of the average closing sales price (computed and rounded to the third decimal point) on the NYSE during a period of 20 consecutive trading days ending not more than five trading days prior to such date or, if the shares of Coeur Common Stock are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the shares of Coeur Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of shares of Coeur Common stock during such period is inadequate to create a market that reflects the fair market value of a share of Coeur Common Stock, then the Current Market Price of a share of Coeur Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Director may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

      "DIVIDEND AMOUNT" means an amount equal to the full amount of all dividends and distributions declared and unpaid on each Exchangeable Share and all dividends and distributions declared on a share of Coeur Common Stock that have not been declared on each Exchangeable Share in accordance with Section 3.1, in each case with a record date prior to the effective date of the purchase, redemption or other acquisition of such Exchangeable Share pursuant to Articles 5, 6 or 7.

      "EXCHANGEABLE SHARES" means the exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth in these Exchangeable Share Provisions.

      "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions set out herein.

      "LCR EXERCISING PARTY" has the meaning set out in Section 5.2(1).

      "LIQUIDATION AMOUNT" has the meaning ascribed thereto Section 5.1(1).

      "LIQUIDATION CALL PURCHASE PRICE" has the meaning set out in Section
      5.2(1).

      "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in Section
      5.2(1).

      "LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1(1).

      "NBBCA" means the Business Corporations Act (New Brunswick), as amended.

      "NYSE" means the New York Stock Exchange or its successor.

      "PERSON" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status.

      "RCR EXERCISING PARTY" has the meaning set out in Section 6.2(1).

      "REDEMPTION CALL PURCHASE PRICE" has the meaning set out in Section
      7.2(1).

      "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in Section
      7.2(1).

      "REDEMPTION CR EXERCISING PARTY" has the meaning set out in Section
      7.2(1).

      "REDEMPTION DATE" means the earlier of (i) the seventh anniversary of the date on which Exchangeable Shares are first issued; and (ii) the date established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares on which there are fewer than 28,411,008 Exchangeable Shares outstanding (other than Exchangeable Shares held by Coeur and its Subsidiaries), and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares;

      "REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1(1).

      "RETRACTED SHARES" has the meaning ascribed thereto in Section 6.1(1).

      "RETRACTION CALL PURCHASE PRICE" has the meaning set out in Section
      6.2(1).

      "RETRACTION CALL RIGHT" has the meaning ascribed thereto in Section
      6.2(1).

      "RETRACTION DATE" has the meaning ascribed thereto in Section 6.1(1).

      "RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1(1).

      "RETRACTION REQUEST" has the meaning ascribed thereto in Section 6.1(1).

      "SPECIAL SHARES" means the special shares in the capital of the Corporation.

      "SUBSIDIARY" means, when used with reference to Coeur, any corporation more than 50% of the outstanding stock of which is owned, directly or indirectly, by Coeur, by one or more other Subsidiaries of Coeur, or by Coeur and one or more other Subsidiaries of Coeur.

      "SUPPORT AGREEMENT" means a support agreement to be entered into prior to the issuance by the Corporation of any Exchangeable Shares among Coeur, Coeur ULC and the Corporation, the purpose of which will be for Coeur and Coeur ULC to covenant to do all things reasonably necessary and desirable to enable and permit the Corporation to perform its obligations hereunder.

      "TRANSFER AGENT" means any Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

      "TRUSTEE" means the trustee chosen by Coeur to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada or any Province thereof and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

      "VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement to be entered into prior to the issuance by the Corporation of any Exchangeable Shares made between Coeur, the Corporation and the Trustee, the purpose of which will be to create a trust for the benefit of the registered holders of Exchangeable Shares that will enable the Trustee to exercise voting rights on behalf of the holders of Exchangeable Shares similar to those of holders of Coeur Common Stock.

1.2   SECTIONS AND HEADINGS

      The division of these Exchangeable Share Provisions into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of these Exchangeable Share Provisions. Unless otherwise indicated, any reference in these Exchangeable Share Provisions to an article or section refers to the specified article or section of these Exchangeable Share Provisions.

1.3   NUMBER GENDER AND PERSONS

      In these Exchangeable Share Provisions, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4   PAYMENTS

      All payments to be made hereunder shall be made without interest and less any tax required by Canadian law to be deducted and withheld.

1.5   CURRENCY

      In these Exchangeable Share Provisions, unless stated otherwise, all dollar amounts are in Canadian dollars.

                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1   RANKING

      The Exchangeable Shares shall rank equally with the Special Shares and shall be entitled to a preference over the Common Shares, and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends as and to the extent provided in Article 3 and with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs as and to the extent provided in Article 5.

                                    ARTICLE 3
                                    DIVIDENDS

3.1   DIVIDENDS

      A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Coeur Dividend Declaration Date, declare a dividend on each Exchangeable Share:

      (a) in the case of a cash dividend or distribution declared on the shares of Coeur Common Stock, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent of the cash dividend or distribution declared on each share of Coeur Common Stock on the Coeur Dividend Declaration Date;

      (b) in the case of a stock dividend or distribution declared on the shares of Coeur Common Stock to be paid in shares of Coeur Common Stock, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of Coeur Common Stock to be paid on each share of Coeur Common Stock; or

      (c) in the case of a dividend or distribution declared on the shares of Coeur Common Stock in property other than cash or shares of Coeur Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.7 of the Support Agreement) the type and amount of property declared as a dividend or distribution on each share of Coeur Common Stock.

      Such dividends shall be paid out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares or other securities of the Corporation, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this Section 3.1.

3.2   PAYMENT OF DIVIDENDS

      Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or distributions contemplated by Section 3.1(a) hereof and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or other distributions contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or distributions contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3   RECORD AND PAYMENT DATES

      The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the shares of Coeur Common Stock.

3.4   PARTIAL PAYMENT

      If on any payment date for any dividends or distributions declared on the Exchangeable Shares under Section 3.1 hereof the dividends or distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys or other assets properly applicable to the payment of such dividends or distributions.

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1   CERTAIN RESTRICTIONS

(1) Except as provided in Section 4.1(2), so long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 hereof:

      (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or in any such other shares ranking junior to the Exchangeable Shares, as the case may be;

      (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the distribution of the assets in the event of the liquidation, dissolution or winding up of the Corporation;

      (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

      (d) issue any shares other than (i) Exchangeable Shares, (ii) Common Shares, (iii) Special Shares, and (iv) any other shares not ranking superior to the Exchangeable Shares.

(2) The restrictions in Sections 4.1(1)(a), 4.1(1)(b) and 4.1(1)(c) hereof shall not apply if all dividends and distributions on the outstanding Exchangeable Shares corresponding to dividends and distributions declared and paid to date on the shares of Coeur Common Stock shall have been declared and paid in full on the Exchangeable Shares.

                                    ARTICLE 5
                                   LIQUIDATION

5.1   PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING UP OF THE
      CORPORATION

(1) Subject to applicable law and the due exercise by Coeur or Coeur ULC of a Liquidation Call Right, in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding up or other distribution (the "LIQUIDATION DATE"), before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a share of Coeur Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of Coeur Common Stock, plus (b) the Dividend Amount, if any (collectively, the "LIQUIDATION AMOUNT").

(2)   In the case of a distribution on Exchangeable Shares under this Section
      5.1 and provided the Liquidation Call Right has not been exercised, on or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and the Articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the aggregate Liquidation Amount for such Exchangeable Shares shall be made by causing to be delivered to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the aggregate number of shares of Coeur Common Stock deliverable by the Corporation to such holder (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the Dividend Amount, if any, payable to such holder, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred, and deposited in a custodial account with any chartered bank or trust company in Canada named in such notice, the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such Exchangeable Shares so deposited, without interest, and when received by such bank or trust company, all dividends and other distributions with respect to the shares of Coeur Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such shares of Coeur Common Stock to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

(3) After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the total Liquidation Amount pursuant to this
      Section 5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.2   LIQUIDATION CALL RIGHTS

(1) Subject to the limitations set forth in Section 5.2(2), Coeur and Coeur ULC shall each have the overriding right (a "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date (other than Coeur and its Subsidiaries) all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of Coeur or Coeur ULC is exercising such right (the "LCR EXERCISING PARTY") of an amount per share equal to (a) the Current Market Price of a share of Coeur Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by delivery to such holder of one share of Coeur Common Stock, plus (b) the Dividend Amount, if any (collectively, the "LIQUIDATION CALL PURCHASE PRICE"). In the event of the exercise of a Liquidation Call Right, each holder of Exchangeable Shares (other than Coeur and its Subsidiaries) shall be obligated to sell all the Exchangeable Shares held by such holder to the LCR Exercising Party on the Liquidation Date on payment by the LCR Exercising Party to the holder of the Liquidation Call Purchase Price for each such share.

(2) Coeur ULC shall only be entitled to exercise its Liquidation Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which Coeur has not exercised its Liquidation Call Right. In order to exercise its Liquidation Call Right, an LCR Exercising Party must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares, the Trustee and the Corporation of its intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not a Liquidation Call Right has been exercised (such notice to specify the LCR Exercising Party) forthwith after the expiry of the date by which the same may be exercised, such form of notice to be provided by Coeur to the Transfer Agent. If an LCR Exercising Party exercises its Liquidation Call Right in accordance with this Section 5.2, all obligations of the Corporation under Section 5.1 shall terminate and on the Liquidation Date such LCR Exercising Party will purchase and the holders of Exchangeable Shares (other than Coeur and its Subsidiaries) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

(3) For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Liquidation Call Right, the LCR Exercising Party shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the total number of shares of Coeur Common Stock deliverable by the LCR Exercising Party (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Liquidation Call Purchase Price and a cheque in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price and any interest allowed on such deposit shall belong to the LCR Exercising Party. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares (other than Coeur and its Subsidiaries) will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by the LCR Exercising Party, without interest, and when received by the Transfer Agent, all dividends and other distributions with respect to the shares of Coeur Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such shares of Coeur Common Stock to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the following provisions. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the LCR Exercising Party shall deliver to such holder, a certificate representing the shares of Coeur Common Stock to which such holder is entitled and a cheque in payment of the Dividend Amount, if any, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom). If neither Coeur or Coeur ULC exercises its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of Exchangeable Shares shall be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 hereof.

                                    ARTICLE 6
                         RETRACTION AT OPTION OF HOLDER

6.1   RETRACTION AT OPTION OF HOLDER

(1) Subject to applicable law and the due exercise by either Coeur or Coeur ULC of a Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Corporation to redeem, on the fifth Business Day after the date on which the Retraction Request is received by the Corporation (the "RETRACTION DATE"), any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a share of Coeur Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one share of Coeur Common Stock, plus (b) the Dividend Amount, if any (collectively, the "RETRACTION PRICE"). The holder must give notice of a requirement to redeem by presenting and surrendering at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate representing the Exchangeable Shares that the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate (the "RETRACTED SHARES") redeemed by the Corporation.

(2) In the case of a redemption of Exchangeable Shares under this Section 6.1, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1(1) hereof of a certificate representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5) and that neither Coeur or Coeur ULC has exercised a Retraction Call Right, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Corporation shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent, as may be specified by the Corporation by notice to the holders of Exchangeable Shares, a certificate representing the number of shares of Coeur Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Price and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the aggregate Retraction Price to which such holder is entitled, (less any amounts withheld on account of tax required to be deducted and withheld therefrom) and such delivery of such certificate and cheque by or on behalf of the Corporation by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

(3) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the shares of Coeur Common Stock delivered to such holder.

(4) Notwithstanding any other provision of this Section 6.1, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and neither Coeur nor Coeur ULC shall have exercised its Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law and more than one holder has delivered a Retraction Request, the Corporation shall redeem Retracted Shares in accordance with Section 6.1(2) on a pro rata basis and shall issue to each such holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(2) hereof. If the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5) and neither Coeur nor Coeur ULC shall have exercised its Retraction Call Right in respect of any such Retracted Shares, an Insolvency Event (as defined in the Voting and Exchange Trust Agreement) shall, to the extent it has not theretofore occurred, be deemed thereupon to have occurred and the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.1(2) as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have exercised its Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Coeur or, at the option of Coeur, Coeur ULC to purchase the unredeemed Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Coeur or, at the option of Coeur, Coeur ULC to such holder of the Retraction Price, all as more specifically provided in the Voting and Exchange Trust Agreement.

(5) A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Coeur or Coeur ULC shall be deemed to have been revoked.

(6)   Notwithstanding any other provision of this Article 6, if:

      (a) exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Corporation to redeem any Exchangeable Shares pursuant to this Article 6 on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of NYSE or TSX to the listing and trading (subject to official notice of issuance) of, the shares of Coeur Common Stock that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

      (b)   as a result of (a) above, it would not be practicable
            (notwithstanding the reasonable endeavours of Coeur) to obtain such approvals in time to enable all or any of such shares of Coeur Common Stock to be admitted to listing and trading by NYSE or TSX (subject to official notice of issuance) when so delivered, that Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second business day immediately following the date the approvals referred to in Section 6.1(6)(a) are obtained, and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by the Corporation, and references in these share provisions to such Retraction Date shall be construed accordingly.

6.2   RETRACTION CALL RIGHTS

(1) In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 6.1 and subject to the limitations set forth in Section 6.2(2), Coeur and Coeur ULC shall each have the overriding right (a "RETRACTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 6.1 hereof, to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by whichever of Coeur or Coeur ULC is exercising such right (the "RCR EXERCISING PARTY") of an amount per share equal to (a) the Current Market Price of a share of Coeur Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the RCR Exercising Party causing to be delivered to such holder one share of Coeur Common Stock, plus (b) the Dividend Amount, if any (the "RETRACTION CALL PURCHASE PRICE"). In the event of the exercise of a Retraction Call Right, a holder of Exchangeable Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares to the RCR Exercising Party on the Retraction Date on payment by the RCR Exercising Party of an amount per share equal to the Retraction Call Purchase Price for each such share.

(2) Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Coeur and Coeur ULC thereof. In order to exercise its Retraction Call Right, the RCR Exercising Party must notify the Corporation in writing of its determination to do so (a "COEUR CALL NOTICE") within two Business Days of notification to such RCR Exercising Party by the Corporation of the receipt by the Corporation of the Retraction Request. If either Coeur or Coeur ULC so notifies the Corporation within such two Business Day period, the Corporation shall notify the holder as soon as possible thereafter as to the exercise of a Retraction Call Right (such notice to specify the RCR Exercising Party). If either Coeur or Coeur ULC delivers a Coeur Call Notice within such two Business Day period and duly exercises its Retraction Call Right in accordance with this Section 6.2, the obligation of the Corporation to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder in the manner specified in
      Section 6.1(5), the RCR Exercising Party shall purchase from such holder and such holder shall sell to the RCR Exercising Party on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price. Provided that the aggregate Retraction Call Purchase Price has been so deposited with the Transfer Agent as provided in Section 6.2(3), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that neither Coeur nor Coeur ULC delivers a Coeur Call Notice within such two Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in Section 6.1.

(3) For the purpose of completing a purchase of Exchangeable Shares pursuant to the exercise of a Retraction Call Right, the RCR Exercising Party shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, a certificate representing the number of shares of Coeur Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Call Purchase Price and a cheque of the RCR Exercising Party payable at par and in Canadian dollars at any branch of the bankers of Coeur, Coeur ULC or of the Corporation in Canada in payment of the remaining portion, if any, of such aggregate Retraction Call Purchase Price, (less any amounts withheld on account of tax required to be deducted and withheld therefrom) and such delivery of such certificate and cheque on behalf of the RCR Exercising Party by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation.

(4) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Call Purchase Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Call Purchase Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by the RCR Exercising Party shall thereafter be considered and deemed for all purposes to be a holder of the shares of Coeur Common Stock delivered to such holder.

                                    ARTICLE 7
                          REDEMPTION BY THE CORPORATION

7.1   REDEMPTION BY THE CORPORATION

(1) Subject to applicable law and the due exercise by either Coeur or Coeur ULC of a Redemption Call Right, the Corporation shall on the Redemption Date redeem all of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a share of Coeur Common Stock on the last Business Day prior to such Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered one share of Coeur Common Stock, plus (b) the Dividend Amount, if any (collectively, the "REDEMPTION PRICE").

(2) In case of a redemption of Exchangeable Shares under this Section 7.1 that is to occur prior to the seventh anniversary of the date on which Exchangeable Shares are first issued, the Corporation shall, at least 60 days before the Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Coeur or Coeur ULC under its Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder (other than Coeur and its Subsidiaries in the case of a purchase by Coeur or Coeur ULC). Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, such Redemption Date and, if applicable, particulars of the Redemption Call Right.

(3) On or after the Redemption Date and subject to the exercise by Coeur or Coeur ULC of a Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the aggregate Redemption Price for Exchangeable Shares held by a holder shall be made by delivery to such holder, at the address of such holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, of a certificate representing the aggregate number of shares of Coeur Common Stock deliverable by the Corporation to such holder (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of such aggregate Redemption Price, (less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the aggregate Redemption Price deliverable to a holder for Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the aggregate Redemption Price deliverable to such holder has been paid in the manner hereinbefore provided.

(4) The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest allowed on such deposit shall belong to the Corporation. Provided that such total Redemption Price has been so deposited prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Shares shall be redeemed and the rights of the holders thereof after the Redemption Date shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the shares of Coeur Common Stock delivered to them.

7.2   REDEMPTION CALL RIGHTS

(1) Subject to the limitations set forth in Section 7.2(2), Coeur and Coeur ULC shall each have the overriding right (a "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 7.1 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares (other than Coeur and its Subsidiaries) on the last Business Day prior to the Redemption Date in respect of which the Redemption Call Right is exercised all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of Coeur or Coeur ULC is exercising such right (the "REDEMPTION CR EXERCISING PARTY") of an amount per share equal to (a) the Current Market Price of a share of Coeur Common Stock on the last Business Day prior to such Redemption Date, which shall be satisfied in full by causing to be delivered to such holder one share of Coeur Common Stock plus (b) the Dividend Amount, if any (collectively, the "REDEMPTION CALL PURCHASE PRICE"). In the event of the exercise of a Redemption Call Right, each holder of Exchangeable Shares (other than Coeur and its Subsidiaries) shall be obligated to sell all the Exchangeable Shares held by such holder to the Redemption CR Exercising Party on the last Business Day prior to such Redemption Date on payment by the Redemption CR Exercising Party to such holder of the Redemption Call Purchase Price for each such share.

(2) Coeur ULC shall only be entitled to exercise its Redemption Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which Coeur has not exercised its Redemption Call Right. In order to exercise its Redemption Call Right, a Redemption CR Exercising Party must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares and the Corporation of its intention to exercise such right at least 30 days before the Redemption Date. The Transfer Agent will notify the holders of

      Exchangeable Shares as to whether or not a Redemption Call Right has been exercised (such notice to specify the Redemption CR Exercising Party) forthwith after the expiry of the date by which the same may be exercised, such form of notice to be provided by Coeur to the Transfer Agent. If a Redemption CR Exercising Party duly exercises its Redemption Call Right in accordance with this Section 7.2, the right of the Corporation to redeem any Exchangeable Shares pursuant to Section 7.1 on the Redemption Date shall terminate at such time and on the last Business Day prior to such Redemption Date such Redemption CR Exercising Party will purchase and the holders of Exchangeable Shares (other than Coeur and its Subsidiaries) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

(3) For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Redemption Call Right, the Redemption CR Exercising Party shall deposit with the Transfer Agent, on or before the last Business Day prior to the Redemption Date, certificates representing the total number of shares of Coeur Common Stock deliverable by the Redemption CR Exercising Party (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Redemption Call Purchase Price and a cheque in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom) and any interest allowed on such deposit shall belong to the Redemption CR Exercising Party. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the last Business Day prior to the Redemption Date the rights of each holder of Exchangeable Shares (other than Coeur and its Subsidiaries) will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by the Redemption CR Exercising Party upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions and such holder shall on and after the last Business Day prior to such Redemption Date be considered and deemed for all purposes to be the holder of the shares of Coeur Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of the Redemption CR Exercising Party shall deliver to such holder, a certificate representing the shares of Coeur Common Stock to which such holder is entitled and a cheque in payment of the remaining portion, if any, of the holder's proportionate part of the total Redemption Call Purchase Price, without interest (less any amounts withheld on account of tax required to be deducted and withheld therefrom). If neither Coeur nor Coeur ULC exercises the Redemption Call Right in the manner described above, on the Redemption Date a holder of Exchangeable Shares shall be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Section 7.1 hereof.

                                    ARTICLE 8
                                  VOTING RIGHTS

8.1   VOTING RIGHTS

      Except as required by applicable law and by the provisions of Sections 9.1, 10.1 and 11.2 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                    ARTICLE 9
                             AMENDMENT AND APPROVAL

9.1   AMENDMENT

      The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

9.2   APPROVAL

      Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Exchangeable Shares represented in person or by proxy at the meeting excluding Exchangeable Shares beneficially owned by Coeur or any of its Subsidiaries. If at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting excluding Exchangeable Shares beneficially owned by Coeur or any of its Subsidiaries shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 10
            RECIPROCAL CHANGES, ETC. IN RESPECT OF COEUR COMMON STOCK

10.1  RECIPROCAL CHANGES

(1) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Coeur will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section
      9.2 hereof:

      (a) issue or distribute shares of Coeur Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Coeur Common Stock) to the holders of all or substantially all of the then outstanding shares of Coeur Common Stock, by way of stock dividend or other distribution, other than an issue of shares of Coeur Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Coeur Common Stock) to holders of shares of Coeur Common Stock who exercise an option to receive dividends in shares of Coeur Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Coeur Common Stock) in lieu of receiving cash dividends;

      (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Coeur Common Stock entitling them to subscribe for or to purchase shares of Coeur Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Coeur Common Stock); or

      (c) issue or distribute to the holders of all or substantially all of the then outstanding shares of Coeur Common Stock:

            (i) shares or securities (including evidence of indebtedness) of Coeur of any class other than Coeur Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Coeur Common Stock);

            (ii)  rights, options or warrants other than those referred to in
                  Section 10.1(1)(b) above; or

            (iii) assets of Coeur,

      unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

(2) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Coeur will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof:

      (a) subdivide, redivide or change the then outstanding Coeur Common Stock into a greater number of shares of Coeur Common Stock;

      (b) reduce, combine, consolidate or change the then outstanding shares of Coeur Common Stock into a lesser number of shares of Coeur Common Stock; or

      (c) reclassify or otherwise change the shares of Coeur Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the Coeur Common Stock, unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares.

      The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof.

                                   ARTICLE 11
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

11.1  ACTIONS BY THE CORPORATION

      The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to facilitate performance and compliance by Coeur and Coeur ULC with all provisions of the Support Agreement applicable to Coeur, Coeur ULC and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

11.2  CHANGES TO SUPPORT AGREEMENT

      The Corporation shall not agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

      (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares;

      (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

      (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 12
                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

12.1  LEGEND

      The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement and the Voting and Exchange Trust Agreement (including, but not limited to, the provisions with respect to the call rights, voting rights and exchange rights thereunder).

12.2  CALL RIGHTS

      Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Coeur and Coeur ULC, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Coeur or Coeur ULC, as the case may be, as herein provided.

12.3  WITHHOLDING RIGHTS

      Coeur, Coeur ULC, the Corporation and the Transfer Agent shall be entitled to deduct and withhold from any consideration otherwise payable under to any holder of Exchangeable Shares such amounts as Coeur, Coeur ULC, the Corporation or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, state, federal, local or foreign tax law, in each case as amended or succeeded. The Transfer Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Coeur, Coeur ULC, the Corporation and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Coeur, Coeur ULC, the Corporation or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Coeur, Coeur ULC, the Corporation or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 13
                                     NOTICES

13.1  NOTICES

      Subject to applicable law, any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2  CERTIFICATES

      Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

13.3  NOTICES TO SHAREHOLDERS

      Subject to applicable law, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

      In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Corporation will make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada or the United States are not open for the deposit of mail, any notice which the Corporation or the Transfer Agent may give or cause to be given will be deemed to have been properly given and to have been received by holders of Exchangeable Shares if
(i) it is given to the Toronto Stock Exchange for dissemination or (ii) it is published once in the National Edition of The Globe and Mail and in the daily newspapers of general circulation in each of the French and English languages in the City of Montreal, provided that if the National Edition of The Globe and Mail is not being generally circulated, publication thereof will be made in any other daily newspaper of general circulation published in the City of Toronto.

      Notwithstanding any other provisions of these share provisions, notices, other communications and deliveries need not be mailed if the Corporation determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as the Corporation has determined that delivery by mail will no longer be delayed. The Corporation will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 13.3. Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

                                   SCHEDULE A
                               RETRACTION REQUEST

To: Coeur d'Alene Mines Corporation, Coeur d'Alene Acquisition ULC and Coeur d'Alene Canadian Acquisition Corporation, c/of the Trustee


      This notice is given pursuant to Article 6 of the provisions (the "SHARE PROVISIONS") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

      The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

[ ]   all share(s) represented by this certificate; or

[ ]   ________________ share(s) only represented by this certificate.

      The undersigned acknowledges the Retraction Call Right of Coeur and Coeur ULC to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Coeur or Coeur ULC in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in
Section 6.2 of the Share Provisions. If neither Coeur or Coeur ULC determines to exercise its Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This Retraction Request, and this offer to sell the Retracted Shares to Coeur or Coeur ULC, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

      The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, an Insolvency Event (as defined in the Voting and Exchange Trust Agreement) shall, to the extent it shall not theretofore have occurred, be deemed thereupon to have occurred, and the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Coeur or, at the option of Coeur, Coeur ULC to purchase the unredeemed Retracted Shares.

      The undersigned hereby represents and warrants to the Corporation, Coeur and Coeur ULC that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation, Coeur or Coeur ULC, as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims.

------------------  ------------------------------  ----------------------------
      (Date)          (Signature of Shareholder)      (Guarantee of Signature)



[ ] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of the Transfer Agent in Toronto, failing which such securities and any cheque will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent and the Corporation may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto. The securities and any cheque resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed, all exigible transfer taxes are paid and the signature of the registered holder is guaranteed by a Canadian chartered bank or trust company, member of a recognized stock exchange in Canada or a member of the Securities Transfer Association Medallion (STAMP) Program.

                                             Date:
                                                   -----------------------------



--------------------------------------
Name of Person in Whose Name
Securities or Cheque(s)
Are to be Registered, Issued or
Delivered (please print)


--------------------------------------     -------------------------------------
Street Address or P.O. Box                              Signature of Shareholder



--------------------------------------     -------------------------------------
City, Province and Postal Code                           Signature Guaranteed by



NOTE: If this Retraction Request is for less than all of the share(s) represented by this certificate, a certificate representing the remaining share of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).